UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2025, Allen C. Harper notified the board of directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) of his resignation from the Board and all committees thereof, effective immediately (the “Resignation”). Mr. Harper’s resignation from the Board was due to his other professional responsibilities, and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The Company thanks Mr. Harper for his significant contributions to the Company.

On September 17, 2025, the Company received a notice from The Nasdaq Stock Market LLC (the “Notice”), notifying the Company that, as a result of the Resignation, the Company is not in compliance with the requirements under Nasdaq Listing Rule 5605 (the “Corporate Governance Requirements”), specifically:

●
Nasdaq Listing Rule 5605(b), which requires, among other things, that a majority of the Company’s board of directors (the “Board”) be comprised of Independent Directors (as defined in Nasdaq Listing Rule 5605(a)(2)); and

●
Nasdaq Listing Rule 5605(c), which requires, among other things, that the Company have an Audit Committee that has at least three members, each of whom must (i) be an Independent Director, (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iv) be able to read and understand fundamental financial statements.

In accordance with the Corporate Governance Requirements, the Company is entitled to a cure period to regain compliance, which cure period will expire at the earlier of its next annual meeting of stockholders or September 15, 2026. The Company intends to appoint an additional independent director to its Board and the Audit Committee of the Board prior to the end of the cure period.

Neither the Notice nor the Company’s noncompliance with the Corporate Governance Requirements has an immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “RMCF.”

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. These statements, other than statements of historical fact, included in this Current Report on Form 8-K are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as “will,” “intend,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “potential,” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address events or developments that we expect or anticipate will occur in the future, including the Company’s actions related to compliance with Nasdaq rules and regulations, are forward-looking statements. The Company believes these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, consumer and retail trends, costs and availability of raw materials, competition, and the success of the Company’s co-branding strategy and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see Part II, Item 1A “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2025 and the section entitled “Risk Factors” contained in Part I, Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth in Item 3.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: September 19, 2025	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer